Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Dunkin’ Brands Group, Inc. on Form S-1, filed pursuant to Rule 462(b) of Regulation C of the Securities Act of 1933, of our report dated March 16, 2012 related to the financial statements of BR Korea Co., Ltd. as of December 31, 2011 and 2010, and for each of the three fiscal years ended December 31, 2011 (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the application of Accounting Standards for Non-Public Entities in the Republic of Korea (“KAS-NPE”) as of January 1, 2011 and the nature and effect of differences between KAS-NPE and accounting principles generally accepted in the United States of America), appearing in the Dunkin’ Brands Group, Inc. registration statement on Form S-1, Amendment No.1 (No. 333-180190), and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE ANJIN LLC

March 29, 2012